Exhibit 99.1

Verisk Analytics, Inc., to Participate in the Wells Fargo Securities 2012

Technology, Media & Telecom Conference

JERSEY CITY, N.J., November 6, 2012 — Verisk Analytics, Inc. (Nasdaq:VRSK), a leading source of information about risk, today announced that Eva Huston, Senior Vice President – Treasurer, Corporate Finance, and Investor Relations, will speak at the Wells Fargo Securities 2012 Technology, Media & Telecom Conference on Thursday, November 8, 2012, at 11:05 a.m. Eastern time (8:05 a.m. Pacific time).

Interested parties are invited to listen to the live events via webcast on the Verisk investor website at http://investor.verisk.com.

A replay of the webcast will be available through a link on the Verisk investor website for 30 days following the event.

About Verisk Analytics

Verisk Analytics (Nasdaq:VRSK) is a leading provider of information about risk to professionals in insurance, healthcare, financial services, government, and risk management. Using advanced technologies to collect and analyze billions of records, Verisk Analytics draws on vast industry expertise and unique proprietary data sets to provide predictive analytics and decision support solutions in fraud prevention, actuarial science, insurance coverages, fire protection, catastrophe and weather risk, data management, and many other fields. In the United States and around the world, Verisk Analytics helps customers protect people, property, and financial assets. For more information, visit www.verisk.com.

Contact

Media Rich Tauberman MWW Group (for Verisk Analytics) 202-600-4546 rtauberman@mww.com	Investor Relations Eva Huston Senior Vice President – Treasurer, Corporate Finance, and Investor Relations Verisk Analytics, Inc. 201-469-2142 eva.huston@verisk.com